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                                    Exhibit 21 -- Subsidiaries of the Registrant

NRG Northeast Generating LLC
Subsidiary list as of March 28, 2001

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Subsidiary Name          Date of Incorporation         State of Incorporation        Description
---------------          ---------------------         ----------------------        -----------
Arthur Kill Power LLC    03/11/1999                    Delaware                      Entity holding title to 842 MW Arthur Kill
                                                                                     Generating Station, located on Staten Island,
                                                                                     New York, includes two steam generating units
                                                                                     designed to burn gas and oil

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Astoria Gas Turbine      03/11/1999                    Delaware                      Entity holding title to 614 MW Astoria Gas
Power LLC                                                                            Turbine sites, located in Queens, New York,
                                                                                     consist of 20 gas turbines, grouped into
                                                                                     11 units

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Connecticut Jet          07/30/1999                    Delaware                      Sells electricity
Power LLC

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Devon Power LLC          07/30/1999                    Delaware                      Sells electricity and thermal energy 401 MW
                                                                                     generation capacity located on the Housatonic
                                                                                     River at Milford, Connecticut

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Dunkirk Power LLC        03/10/1999                    Delaware                      Entity holding title to Dunkirk Station, a
                                                                                     four-unit, 600 MW plant, is located 55 miles
                                                                                     southwest of Buffalo, New York

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Huntley Power LLC        03/10/1999                    Delaware                      Entity holding title to the Huntley Station,
                                                                                     located three miles north of Buffalo, is
                                                                                     Niagara Mohawk's largest coal-fired plant and
                                                                                     is comprised of six units with a total nominal
                                                                                     rating of 760 MW

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Middletown Power LLC     07/30/1999                    Delaware                      Sells electricity and thermal energy 856 MW
                                                                                     steam-powered plant located beside the
                                                                                     Connecticut River in Middletown, Connecticut

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Montville Power LLC      07/30/1999                    Delaware                      Sells electricity and thermal energy 498 MW
                                                                                     Montville Station is located on the Thames
                                                                                     River in Uncasville, Connecticut

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Norwalk Power LLC        07/30/1999                    Delaware                      Sells electricity and thermal energy 353 MW
                                                                                     on Manresa Island at the mouth of Norwalk
                                                                                     Harbor

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Oswego Power LLC         03/30/1999                    Delaware                      This company was formed for the purpose of
                                                                                     acquiring, operating and owning two 850 MW
                                                                                     oil-fired operating units and four retired
                                                                                     units

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Somerset Power LLC       11/17/1998                    Delaware                      This company was formed for the purpose of
                                                                                     acquiring, operating and owning the electric
                                                                                     generating plant in Somerset, Massachusetts
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